UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2017 (November 27, 2017)

Emerald Expositions Events, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38076	42-1775077
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

31910 Del Obispo Street Suite 200 San Juan Capistrano, California		92675
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (949) 226-5700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On November 27, 2017, Emerald Expositions Holding, Inc. (“EEH”), a wholly-owned subsidiary of Emerald Expositions Events, Inc. (the “Company”), entered into the Refinancing Agreement and First Amendment to Amended and Restated Credit Agreement (the “First Amendment”) and on November 29, 2017, EEH entered into the Repricing Agreement and Second Amendment to Amended and Restated Credit Agreement (the “Second Amendment” and, together with the First Amendment, the “Amendments”) to the Amended and Restated Credit Agreement, dated as of May 22, 2017 (the “Existing Credit Agreement” and, as amended by the Amendments, the “Credit Agreement”), among EEH, the guarantors party thereto, the lenders party thereto and Bank of America, N.A., as administrative agent, to reduce the interest rate margin applicable to both term loans and revolving credit facility borrowings under the Credit Agreement.

After giving effect to the Amendments, loans under the Credit Agreement bear interest at a rate equal to, at EEH’s option, either:

(a) a base rate equal to the greatest of: (i) the administrative agent’s prime rate; (ii) the federal funds effective rate plus 50 basis points and (iii) one month LIBOR plus 1.00%; in each case plus 1.75%, or

(b) LIBOR plus 2.75%;

in each case, subject to one step-down of 0.25% upon achievement of a Total First Lien Net Leverage Ratio (as defined in the Credit Agreement) of 2.75 to 1.00 and, with respect to the revolving credit facility only, one additional step-down of 0.25% upon achievement of a Total First Lien Net Leverage Ratio of 2.50 to 1.00.

Voluntary prepayments of the term loans under the Credit Agreement are permitted at any time, in minimum principal amounts, without premium or penalty, subject to a 1.00% premium payable in connection with certain repricing transactions within the first six months after the date of the First Amendment. The other terms of the Credit Agreement are otherwise unchanged from the Existing Credit Agreement.

Based on the Company’s outstanding debt of approximately $564 million as of November 30, 2017, the Company’s pro forma annual interest expense savings, after giving effect to the Amendments, is approximately $1.4 million.

The foregoing description of the Amendments and the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendments, which are filed as Exhibits 10.1 and 10.2 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 with respect to the Amendments and the Credit Agreement is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Refinancing Agreement and First Amendment to Amended and Restated Credit Agreement, among Emerald Expositions Holding, Inc., the guarantors party thereto, Bank of America, N.A. and the other lenders party thereto, dated November 27, 2017.

10.2	Repricing Agreement and Second Amendment to Amended and Restated Credit Agreement, among Emerald Expositions Holding, Inc., the guarantors party thereto, Bank of America, N.A. and the other lenders party thereto, dated November 29, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 1, 2017		EMERALD EXPOSITIONS EVENTS, INC.

	By:	/s/ David Gosling
David Gosling
Senior Vice President, General Counsel and Secretary